                                                                    EXHIBIT 99.4

                    FORM OF PROXY LIBERTYVILLE BANCORP, INC.


REVOCABLE PROXY           LIBERTYVILLE BANCORP, INC.

          507 NORTH MILWAUKEE AVENUE, LIBERTYVILLE, ILLINOIS  60048
                                (847) 367-6800
                       SPECIAL MEETING OF SHAREHOLDERS
                          JULY __, 1996, ____ __.M.

The undersigned hereby appoints ______________________________________________, with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of common stock of Libertyville Bancorp, Inc. ("Libertyville") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting"), to be held on July __, 1996, at _____ __.m., local time, at ________________, ___________, _________,
Illinois ______, and at any and all adjournments or postponements thereof, as marked on the reverse side.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO
INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned hereby acknowledges receipt from Libertyville prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated July __, 1996.

(PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                          LIBERTYVILLE BANCORP, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL

1. Approval and adoption of the Agreement and Plan of Reorganization dated as of May 15, 1996, by and among North Shore and Lake Forest Bancorp II, Hinsdale Bancorp II, Libertyville Bancorp II and Crabtree Capital Corporation II and Lake Forest Bancorp, Inc., Hinsdale Bancorp, Inc., Libertyville Bancorp, Inc., and Crabtree Capital Corporation.

                 / /  FOR       / /  AGAINST      / / ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                      Dated:_____________________________, 1996
                                      __________________________________________
                                             Signature of Stockholder
                                      __________________________________________
                                             Signature of Stockholder

Please sign exactly as your name appears on this card (do not print).

When shares are held by joint tenants, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.